Exhibit 99.1

FOR RELEASE	FOR MORE INFORMATION CONTACT
July 25, 2007	Scott Schroeder (281) 589-4993

Cabot Oil & Gas Reports Second Quarter Financial Results and

Double-digit Pro-forma Production Growth

HOUSTON, July 25, 2007 - Cabot Oil & Gas Corporation today announced second quarter net income of $41.4 million, or $0.43 per share, along with cash flow from operations of $105.9 million and discretionary cash flow of $112.5 million. “These results compare to last year’s record second quarter that included higher commodity prices and flush production from several new wells related to the south Louisiana and offshore assets that were sold in the third quarter of 2006,” said Dan O. Dinges, Chairman, President and Chief Executive Officer. Net income in the 2006 second quarter was $46.9 million, or $0.48 per share, while cash flow from operations totaled $114.4 million and discretionary cash flow was $111.6 million.

Equivalent production levels in the second quarter grew 13 percent from last year’s second quarter with all regions making advances, excluding the benefit of the south Louisiana and offshore production in 2006. “The Company produced 21.2 Bcfe in the 2007 second quarter on the strength of a very successful (98% success rate) organic drilling program,” stated Dinges. “When including the sold production for 2006, the Company produced 23.5 Bcfe in last year’s second quarter.”

The Company’s second quarter natural gas price realization benefited from its hedges, adding $0.66 per Mcf, resulting in a $7.24 per Mcf realization for the quarter. This price realization was 7 percent above the comparable 2006 level. Realized oil prices were $61.98 per barrel, 9 percent below the comparable period last year.

Expense levels were generally in line with guidance levels with a slight increase in operating cost and an increase in DD&A, which included a $2.4 million pre-tax increase in amortization of unproved property related to the Company’s leasehold. “The DD&A guidance has been adjusted to reflect this increase going forward,” commented Dinges. The balance sheet remains strong with an 18.5 percent net debt to total adjusted capitalization rate at quarter’s end.

Year-to-date

In the six months ended June 30, 2007, Cabot reported net income of $89.9 million, or $0.93 per share compared to $100.0 million or $1.03 per share last year. The cash flow comparisons included cash flow from operations of $241.8 million in 2007 versus $269.4 million in 2006, while discretionary cash flow was $219.3 million in 2007, compared to $229.5 million in 2006.

Lower realized commodity prices and lower production volumes were the drivers of the results. “Clearly asset sales are going to affect comparisons,” commented Dinges. “However, the equivalent pro-forma (or production from the ongoing reserve portfolio) volume comparisons highlight a 19 percent year-over-year increase and solidify our guidance of 12 to 18 percent for the year.” The absolute comparison for year-to-date production is 42.2 Bcfe in 2007 versus 44.8 Bcfe in 2006.

Selected Items

Both the 2007 second quarter and the year-to-date figures were positively impacted by a non-cash gain on sale of assets. The non-cash gain on sale of assets, shown in detail in an attached table, had a $0.03 per share positive impact to net income for the second quarter and, combined with a first quarter gain on sale, an $0.08 per share pickup for the six-month year-to-date period. “These all related to small asset packages, which were yet to be closed from last year’s south Louisiana and offshore sale,” said Dinges.

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s second quarter financial and operating results discussion with financial analysts on Thursday, July 26, at 9:30 a.m. EDT (8:30 a.m. CDT) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), pass code 4159414. The replay will be available through Saturday, July 28, 2007. The latest financial guidance, including the Company’s hedge positions, along with a replay of the web cast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas is a leading independent natural gas producer with substantial interests in the Gulf Coast, including Texas and Louisiana; the West, with the Rocky Mountains and Mid-Continent; the East and in Canada. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

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CABOT OIL & GAS RESULTS — Page 4

OPERATING DATA

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
East	6.2	5.9	12.0	11.7
Gulf Coast	6.4	8.7	12.9	15.9
West	6.4	5.7	12.8	11.1
Canada	0.9	0.6	2.0	1.1

Total	19.9	20.9	39.7	39.8
Less: Production from properties sold in 2006 (1)	—	(3.3)	—	(6.3)

Adjusted Total	19.9	17.6	39.7	33.5

Crude/Condensate/Ngl
East	7	6	13	13
Gulf Coast	161	371	309	704
West	43	57	90	113
Canada	4	3	10	7

Total	215	437	422	837
Less: Production from properties sold in 2006 (1)	—	(242)	—	(492)

Adjusted Total	215	195	422	345

Equivalent Production (Bcfe)	21.2	23.5	42.2	44.8
Less: Production from properties sold in 2006 (1)	—	(4.8)	—	(9.3)

Adjusted Equivalent Production (Bcfe)	21.2	18.7	42.2	35.5

PRICES
Average Produced Gas Sales Price ($/Mcf)
East	$7.86	$7.58	$7.97	$8.44
Gulf Coast	$8.27	$7.00	$8.01	$7.55
West	$6.02	$5.73	$6.26	$6.38
Canada	$4.25	$5.63	$5.97	$6.68
Total (2)	$7.24	$6.77	$7.33	$7.46

Crude/Condensate Price ($/Bbl)
East	$59.41	$66.51	$56.60	$62.68
Gulf Coast	$62.28	$68.58	$57.85	$65.17
West	$62.76	$65.92	$58.33	$63.31
Canada	$48.51	$84.24	$51.77	$65.15
Total (2)	$61.98	$68.32	$57.76	$64.88

WELLS DRILLED
Gross	122	120	222	191
Net	111	99	203	156
Gross Success Rate	98%	97%	98%	97%

(1)	These amounts relate to production associated with offshore and certain south Louisiana properties sold during the third quarter of 2006.
(2)	These realized prices include the realized impact of derivative instrument settlements.

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Realized Impacts to Gas Pricing	$0.66	$0.34	$0.77	$0.22
Realized Impacts to Oil Pricing	$—	$—	$0.43	$—

CABOT OIL & GAS RESULTS — Page 5

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Operating Revenues
Natural Gas Production	$144,128	$141,503	$290,878	$296,670
Brokered Natural Gas	18,001	17,495	51,178	50,314
Crude Oil and Condensate	13,263	29,668	24,205	53,848
Other	440	2,128	1,144	4,730

	175,832	190,794	367,405	405,562

Operating Expenses
Brokered Natural Gas Cost	16,051	15,397	44,750	44,642
Direct Operations-Field and Pipeline	19,004	17,955	36,135	35,585
Exploration	6,825	14,797	12,477	26,411
Depreciation, Depletion and Amortization	40,585	36,675	77,966	72,190
General and Administrative (excluding Stock-Based Compensation)	8,904	9,363	20,549	18,729
Stock-Based Compensation (1)	4,061	4,152	10,696	9,038
Taxes Other Than Income	14,579	14,578	27,744	30,073

	110,009	112,917	230,317	236,668
Gain on Sale of Assets (2)	4,422	4	12,342	211

Income from Operations	70,245	77,881	149,430	169,105
Interest Expense and Other	3,619	6,023	7,543	12,173

Income Before Income Taxes	66,626	71,858	141,887	156,932
Income Tax Expense	25,250	24,994	51,964	56,903

Net Income	$41,376	$46,864	$89,923	$100,029

Net Earnings Per Share - Basic	$0.43	$0.48	$0.93	$1.03
Weighted Average Common Shares Outstanding	96,929	97,482	96,813	97,421

(1)	Includes the impact of the Company's performance share and restricted stock amortization as well as expense related to stock options and stock appreciation rights.
(2)	Gain on Sale of Assets is primarily related to the sale in the third quarter of 2006 of offshore and certain south Louisiana properties.

CABOT OIL & GAS RESULTS — Page 6

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	June 30, 2007	December 31, 2006
Assets
Current Assets	$213,662	$315,682
Property, Equipment and Other Assets	1,721,258	1,487,897
Deferred Income Taxes	34,341	30,912

Total Assets	$1,969,261	$1,834,491

Liabilities and Stockholders' Equity
Current Liabilities	$236,111	$251,027
Long-Term Debt, excluding Current Maturities	235,000	220,000
Deferred Income Taxes	394,569	347,430
Other Liabilities	84,718	70,836
Stockholders' Equity	1,018,863	945,198

Total Liabilities and Stockholders' Equity	$1,969,261	$1,834,491

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Cash Flows From Operating Activities
Net Income	$41,376	$46,864	$89,923	$100,029
Income Charges Not Requiring Cash	45,032	40,840	89,583	81,225
Gain on Sale of Assets	(4,422)	(4)	(12,342)	(211)
Deferred Income Tax Expense	23,738	9,139	39,612	22,032
Changes in Assets and Liabilities	(4,689)	4,660	28,600	44,771
Stock-Based Compensation Tax Benefit	(1,911)	(1,945)	(6,046)	(4,897)
Exploration Expense	6,825	14,797	12,477	26,411

Net Cash Provided by Operations	105,949	114,351	241,807	269,360

Cash Flows From Investing Activities
Capital Expenditures	(158,183)	(121,347)	(271,931)	(224,463)
Proceeds from Sale of Assets	41	34	5,825	575
Exploration Expense	(6,825)	(14,797)	(12,477)	(26,411)

Net Cash Used in Investing	(164,967)	(136,110)	(278,583)	(250,299)

Cash Flows From Financing Activities
Sale of Common Stock Proceeds	1,163	1,502	2,307	2,564
Net Increase in Debt	25,000	55,000	15,000	10,000
Purchase of Treasury Stock	—	(27,187)	—	(27,187)
Stock-Based Compensation Tax Benefit	1,911	1,945	6,046	4,897
Dividends Paid	(2,907)	(1,956)	(4,840)	(3,902)

Net Cash Provided by / (Used in) Financing	25,167	29,304	18,513	(13,628)

Net (Decrease) / Increase in Cash and
Cash Equivalents	$(33,851)	$7,545	$(18,263)	$5,433

CABOT OIL & GAS RESULTS — Page 7

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
As Reported - Net Income	$41,376	$46,864	$89,923	$100,029
Reversal of Selected Items, Net of Tax:
Gain on Sale of Assets	(2,750)	(2)	(7,677)	(131)

Net Income Excluding Selected Items	$38,626	$46,862	$82,246	$99,898

As Reported - Net Earnings Per Share	$0.43	$0.48	$0.93	$1.03
Per Share Impact of Reversing Selected Items	(0.03)	—	(0.08)	(0.01)

Net Earnings Per Share Including Reversal of Selected Items	$0.40	$0.48	$0.85	$1.02

Weighted Average Common Shares Outstanding	96,929	97,482	96,813	97,421

Discretionary Cash Flow Calculation and Reconciliation (In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Discretionary Cash Flow
As Reported - Net Income	$41,376	$46,864	$89,923	$100,029
Plus / (Less):
Income Charges Not Requiring Cash	45,032	40,840	89,583	81,225
Gain on Sale of Assets	(4,422)	(4)	(12,342)	(211)
Deferred Income Tax Expense	23,738	9,139	39,612	22,032
Exploration Expense	6,825	14,797	12,477	26,411

Discretionary Cash Flow	112,549	111,636	219,253	229,486
Changes in Assets and Liabilities	(4,689)	4,660	28,600	44,771
Stock-Based Compensation Tax Benefit	(1,911)	(1,945)	(6,046)	(4,897)

Net Cash Provided by Operations	$105,949	$114,351	$241,807	$269,360

Net Debt Reconciliation

(In thousands)

	June 30, 2007	December 31, 2006
Current Portion of Long-Term Debt	$20,000	$20,000
Long-Term Debt	235,000	220,000

Total Debt	$255,000	$240,000
Stockholders' Equity	1,018,863	945,198

Total Capitalization	$1,273,863	$1,185,198

Total Debt	$255,000	$240,000
Less: Cash and Cash Equivalents	(23,591)	(41,854)

Net Debt	$231,409	$198,146

Net Debt	$231,409	$198,146
Stockholders' Equity	1,018,863	945,198

Total Adjusted Capitalization	$1,250,272	$1,143,344

Total Debt to Total Capitalization Ratio	20.0%	20.2%
Less: Impact of Cash and Cash Equivalents	1.5%	2.9%

Net Debt to Adjusted Capitalization Ratio	18.5%	17.3%